Exhibit 10.2

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is made and entered into as of December 15, 2005, by and between BJ’S RESTAURANTS, INC., a California corporation (“Borrower”), and UNION BANK OF CALIFORNIA, N.A., a national banking association (“Bank”).

SECTION 1. CREDIT FACILITIES.

1.1 The Loan.

1.1.1 The Revolving Loan. Bank will make one or more advances to Borrower upon Borrower’s request in an aggregate principal amount at any one time outstanding not to exceed Ten Million Dollars ($10,000,000) (the “Revolving Loan”). The proceeds of each advance under the Revolving Loan shall be used only to finance Borrower’s working capital and for other general corporate purposes. Each advance requested and made under the Revolving Loan shall be in a principal amount of not less than One Hundred Thousand Dollars ($100,000), or in increments of Fifty Thousand Dollars ($50,000) in excess thereof. Borrower may borrow, repay and reborrow all or any part of the Revolving Loan in accordance with the terms of the Revolving Note (as such term is defined herein below); provided, however, that for at least thirty (30) consecutive days during each twelve (12) month period during which this Agreement is in effect, the aggregate principal amount of all advances outstanding under the Revolving Loan must be Zero Dollars ($0). All borrowings of the Revolving Loan must be made before December 31, 2008, on which date all unpaid principal of, and accrued but unpaid interest on, the Revolving Loan shall be due and payable. Borrower’s obligation to repay the aggregate outstanding principal amount of all advances made by Bank to Borrower under the Revolving Loan, together with accrued but unpaid interest thereon, shall be evidenced by Bank’s standard form of commercial promissory note (the “Revolving Note”), duly issued by Borrower in favor of Bank. Bank shall enter each amount borrowed and repaid in connection with the Revolving Note in Bank’s records and such entries shall be deemed correct, absent manifest error. The failure of Bank to make any such entries shall not discharge Borrower from its obligation to repay in full with interest all amounts borrowed under the Revolving Loan.

1.1.2 The L/C Sublimit. As a sublimit of the Revolving Loan, Bank shall issue, for the account of Borrower, one or more irrevocable commercial and/or standby letters of credit (collectively, “L/Cs” and individually, an “L/C”), with transport documents presented in a full set to Bank (and, in the case of airway bills, consigned to Bank) and calling for drafts at sight or usance, secured or unsecured, covering the importation or purchase of goods (in the case of each commercial L/C) or supporting Borrower’s worker’s compensation or other obligations incurred in the normal course of business (in the case of each standby L/C) (the “L/C Sublimit”). The sum of (a) the aggregate amount available to be drawn under all outstanding L/Cs and (b) the aggregate amount of unpaid reimbursement obligations under drawn L/Cs shall not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) at any time and shall reduce, Dollar for Dollar, the maximum amount available to be borrowed under the Revolving Loan. Each L/C shall be drawn on such terms and conditions as may be acceptable to Bank and shall be governed by the terms of (and Borrower agrees to execute) Bank’s standard form of commercial or standby letter of credit application and reimbursement agreement in connection therewith, as applicable; provided, however, that (a) no commercial L/C shall expire more than one hundred eighty (180) days from its date of issuance or in any event later than April 30, 2009, and (b) no standby L/C shall expire more than twelve (12) months from its date of issuance or in any event later than December 31, 2009.

1.2 Terminology. The following words and phrases, whether used in their singular or plural form, shall have the meanings set forth below:

“GAAP” means generally accepted accounting principles and practices consistently applied. Accounting terms used in this Agreement but not otherwise expressly defined have the meanings given them by GAAP.

“L/C” means the commercial L/Cs or the standby L/Cs, or both, as the context may require.

“Lien” means any voluntary or involuntary security interest, mortgage, pledge, claim, charge, encumbrance, title retention agreement, or third party interest, covering all or any part of the property of Borrower.

“Loan” means all of the credit facilities described hereinabove.

“Loan Documents” means this Agreement, the Note, and all other documents, instruments and agreements required by Bank and executed in connection with this Agreement, the Note, the Loan, and with all other credit facilities from time to time made available to Borrower by Bank.

“Note” means all of the promissory notes described hereinabove.

1.3 Prepayment. The Loan may be prepaid in full or in part, but only in accordance with the terms of the Note, and any such prepayment shall be subject to any prepayment fee provided for therein.

1.4 Interest. The unpaid principal amount of the Loan shall bear interest at the rate or rates provided in the Note.

1.5 Upfront Fee. On or before the date of execution of this Agreement, Borrower shall pay to Bank an upfront fee in the sum of Three Thousand Dollars ($3,000).

1.6 Unused Fee. On the last day of each calendar quarter, commencing December 31, 2005, and on the termination date of the Revolving Loan, Borrower shall pay to Bank a fee equal to one-tenth of one percent (1/10 of 1%) per annum on the unused portion of the Revolving Loan, computed on the basis of a 360-day year for actual days elapsed. For clarification purposes only, L/Cs issued under the L/C Sublimit shall be considered as usage in the calculation of such unused fee.

1.7 L/C Fees. All fees in connection with the issuance, amendment and payment of any L/C shall be in accordance with Bank’s standard schedule of fees as published from time to time,

except that the issuance fee with respect to each L/C shall be one percent (1%) per annum on the face amount thereof.

1.8 No Security. Borrower’s obligations and liabilities to Bank under this Agreement and the other Loan Documents shall be unsecured.

SECTION 2. CONDITIONS PRECEDENT

Bank shall not be obligated to disburse all or any portion of the Loan unless at or prior to the time of each such disbursement, the following conditions have been fulfilled to Bank’s satisfaction:

2.1 Compliance. Borrower shall have performed and complied with all terms and conditions required by this Agreement to be performed or complied with, and shall have executed and delivered to Bank the Note and all other Loan Documents to which Borrower is a party.

2.2 Authorization to Obtain Credit. Borrower shall have provided Bank with an Authorization to Obtain Credit, Grant Security, Guarantee or Subordinate, on Bank’s standard form or otherwise in a form acceptable to Bank, duly executed by the secretary or an assistant secretary of Borrower, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which Borrower is a party. Such Authorization to Obtain Credit, Grant Security, Guarantee or Subordinate shall also designate the officers of Borrower who are authorized to act on Borrower’s behalf in connection with this Agreement to do the things required of Borrower pursuant to this Agreement and the other Loan Documents to which Borrower is a party.

2.3 Continuing Compliance. At the time any disbursement of the Loan is to be made and immediately thereafter, there shall not exist any Event of Default (as such term is hereinafter defined) or any event, condition, or act which with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

SECTION 3. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that:

3.1 Principal Business Activity. Borrower’s principal business is the operation of restaurants and breweries within selected restaurants.

3.2 Affiliates and Subsidiaries. Borrower’s affiliates and subsidiaries (those entities in which Borrower has either a controlling interest or a twenty-five percent (25%) or more ownership interest) and their addresses, and the names of the persons or entities owning five percent (5%) or more of the capital stock of Borrower, are as provided on a schedule delivered to Bank on or before the date of this Agreement; provided, however, that Borrower shall have no obligation to update such schedule for those entities that acquire five percent (5%) or more of the capital stock of Borrower in the ordinary course of business and are required to file a Form 13G with the Securities and Exchange Commission.

3.3 Organization and Qualification. Borrower is a corporation, duly organized and existing under the laws of the State of California, is duly qualified and in good standing in any jurisdiction where such qualification is required, and has the power and authority to carry on the business in which it is engaged and/or proposes to engage, except where the failure to be so qualified would not have a material adverse effect on Borrower.

3.4 Power and Authorization. Borrower has the power and authority to enter into this Agreement and to execute and deliver the Note and all other Loan Documents to which it is a party. This Agreement and all things required by this Agreement and the other Loan Documents to which Borrower is a party have been duly authorized by all requisite corporate action on the part of Borrower.

3.5 Authority to Borrow. The execution, delivery and performance of this Agreement, the Note and all other Loan Documents to which Borrower is a party are not in contravention of any of the terms of any indenture, agreement or undertaking to which Borrower is a party or by which it or any of its property is bound or affected.

3.6 Compliance with Laws. Borrower is in compliance with all applicable laws, rules, ordinances or regulations which materially affect the operations or financial condition of Borrower.

3.7 Title. Except for assets which may have been disposed of in the ordinary course of business, Borrower has good and marketable title to all property reflected in the financial statements that it has delivered to Bank and to all property purchased or otherwise acquired by Borrower since the date of such financial statements, free and clear of all Liens, except for Liens permitted by this Agreement.

3.8 Financial Statements. Borrower’s financial statements (on Form 10Q) for the fiscal period ended October 4, 2005, have heretofore been furnished to Bank, are true and complete, and fairly represent in all material respects Borrower’s financial condition for the fiscal period covered thereby. Since October 4, 2005, there has been no material adverse change in Borrower’s financial condition or operations.

3.9 Litigation. There is no litigation or proceeding pending or, to Borrower’s knowledge, threatened against Borrower or any of its property which is reasonably likely to affect the financial condition, property or business of Borrower in a materially adverse manner or result in liability of more than One Million Dollars ($1,000,000) in excess of Borrower’s insurance coverage.

3.10 ERISA. Borrower’s defined benefit pension plans (as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), if any, meet, as of the date hereof, the minimum funding standards of Section 302 of ERISA, and no Reportable Event (as such term is defined in ERISA) or Prohibited Transaction (as such term is defined in ERISA) has occurred with respect to any such plan that would have a material effect on Borrower.

3.11 Regulation U. No action has been taken or is currently planned by Borrower, or any agent acting on its behalf, which would cause this Agreement or the Note to violate Regulation

U or any other regulation of the Board of Governors of the Federal Reserve System, or to violate the Securities and Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock as one of its important activities and, except as may be expressly agreed to and documented between Borrower and Bank, none of the proceeds of the Loan will be used directly or indirectly for such purpose.

3.12 No Event of Default. Borrower is not now in default in the payment of any of its material obligations, and there exists no Event of Default, and no condition, event or act which with notice or lapse of time, or both, would constitute an Event of Default.

3.13 Borrower Solvent. Borrower is now and shall be at all times hereafter Solvent. As used herein, the term “Solvent” shall mean, as to Borrower at any time, that: (a) the fair value of the property and assets of Borrower is greater than the amount of Borrower’s indebtedness as such value is established and such indebtedness is evaluated for purposes of Section 101(32) of the United States Bankruptcy Code (12 U.S.C. 101 et seq.); (b) the present fair saleable value of the property and assets of Borrower is not less than the amount that will be required to pay the probable liability of Borrower on its indebtedness as it becomes absolute and matured; (c) Borrower is able to realize upon its property and assets and pay its indebtedness (including trade Indebtedness) as it matures in the normal course of business; (d) Borrower does not intend to, and does not believe that it will, incur Indebtedness beyond its ability to pay same as it matures; and (e) Borrower is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property and assets would constitute unreasonably small capital.

3.14 Continuing Representations and Warranties. The foregoing representations and warranties shall be considered to have been made again at and as of the date of each and every disbursement of the Loan or other extension of credit and shall be true and correct as of each such date.

SECTION 4. AFFIRMATIVE COVENANTS

Until all sums payable pursuant to this Agreement, the Note and the other Loan Documents have been paid in full, unless Bank otherwise consents in writing, Borrower agrees that:

4.1 Use of Proceeds. Borrower will use the proceeds of the Loan only as provided in Section 1 hereinabove.

4.2 Payment of Obligations. Borrower will pay and discharge promptly all taxes, assessments and other governmental charges and claims levied or imposed upon it or its property, or any part thereof; provided, however, that Borrower shall have the right in good faith to contest any such taxes, assessments, charges or claims and, pending the outcome of such contest, to delay or refuse payment thereof provided that adequately funded reserves are established by it to pay and discharge any such taxes, assessments, charges and claims.

4.3 Maintenance of Existence. Borrower will maintain and preserve its existence, its assets, and all rights, franchises, licenses and other authority necessary for the conduct of its business, and will maintain and preserve its property, equipment and facilities in good order, condition and repair. Bank may, at reasonable times, visit and inspect any of Borrower’s properties.

4.4 Records. Borrower will keep and maintain full and accurate accounts and records of its operations in accordance with GAAP and will permit Bank, at Bank’s expense (unless an Event of Default has occurred and is continuing, in which case such audits shall be at Borrower’s expense), to have access thereto, to make examination and photocopies thereof, and to make audits of Borrower’s accounts and records.

4.5 Information Furnished. Borrower will furnish to Bank:

(a) Within forty-five (45) days after the close of each fiscal quarter, except for the final fiscal quarter of each fiscal year, its unaudited financial statements (on Form 10Q) for such fiscal quarter, all prepared in accordance with GAAP;

(b) Within one hundred twenty (120) days after the close of each fiscal year, a copy of its financial statements (on Form 10K) for such fiscal year, examined and prepared on an audited basis by independent certified public accountants selected by Borrower and reasonably satisfactory to Bank in accordance with GAAP;

(c) Concurrently with the delivery of the financial statements described in subsections (a) and (b) of this Section 4.5, a certification of compliance with all financial covenants under this Agreement, executed by Borrower’s president, chief financial officer or other duly authorized officer in form and substance acceptable to Bank;

(d) Prompt written notice to Bank of any Event of Default or breach under any of the terms or provisions of this Agreement or any other Loan Document, any litigation which would have a material adverse effect on Borrower’s financial condition, and any other matter which has resulted in, or is likely to result in, a material adverse change in Borrower’s financial condition or operations taken as a whole;

(e) Prior written notice to Bank of any change in Borrower’s officers, Borrower’s name or state of organization, or the location of Borrower’s assets, principal place of business or chief executive office;

(f) Within fifteen (15) days after Borrower knows or has reason to know that any material Reportable Event (as such term is defined in ERISA) or Prohibited Transaction (as such term is defined in ERISA) has occurred with respect to any defined benefit pension plan of Borrower, a statement of an authorized officer of Borrower describing such event or condition and the action, if any, which Borrower proposes to take with respect thereto; and

(g) Such other financial statements and information concerning Borrower as Bank may reasonably request from time to time.

4.6 Liquidity. Borrower will maintain unencumbered and unrestricted Liquid Assets at all times in an aggregate amount of not less than the sum of (a) the aggregate principal amount of all advances outstanding under the Revolving Loan at such time plus (b) Two Million Dollars ($2,000,000). As used in this Agreement, “Liquid Assets” shall mean immediately available: (a) cash, bank deposits, accounts and mutual funds; (b) obligations of or guaranteed by the U.S. Government or an agency thereof; and (c) stocks, bonds and other debt instruments regularly traded on the New York Stock Exchange, the American Stock Exchange or NASDAQ and which can be readily converted into cash. For the purpose of determining compliance with this Section 4.6, each L/C issued by Bank for the account of Borrower hereunder shall not be treated as an outstanding advance under the Revolving Loan unless and until such L/C has been drawn upon.

4.7 Insurance. Borrower will keep all of its insurable property, whether real, personal or mixed, insured by companies approved by Bank, which approval shall not be unreasonably withheld, against fire and such other risks, and in such amounts and with such deductibles as is customarily obtained by companies having Borrower’s scope of operations. Borrower will furnish to Bank statements of its insurance coverage, will promptly upon Bank’s request furnish other or additional insurance deemed necessary by Bank to the extent that such insurance may be available. Borrower will maintain adequate worker’s compensation insurance and adequate insurance against liability for damage to persons or property. All policies shall require at least ten (10) days’ written notice to Bank before alteration or cancellation. Borrower will also be allowed to self-insure all or any portion of such risks.

4.8 Additional Requirements. Upon Bank’s reasonable request, Borrower will promptly take such further action and execute all such additional documents and instruments in connection with this Agreement and the other Loan Documents as Bank in its reasonable discretion deems necessary, and promptly supply Bank with such other information concerning its affairs as Bank may reasonably request from time to time.

4.9 Litigation and Attorneys’ Fees. Upon Bank’s request, Borrower will promptly pay to Bank reasonable attorneys’ fees, including the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff, and all out-of-pocket costs and other expenses paid or incurred by Bank in collecting, modifying or compromising the Loan or in enforcing or exercising its rights or remedies created by, connected with or provided for in this Agreement and any other Loan Documents. If any judicial action, arbitration or other proceeding is commenced, only the prevailing party shall be entitled to attorneys’ fees and court costs.

4.10 Bank Expenses. Upon Bank’s request, Borrower will pay or reimburse Bank for all costs, expenses and fees incurred by Bank in preparing and documenting this Agreement and the Loan, and all amendments and modifications to any Loan Documents, including but not limited to all filing and recording fees, costs of appraisals, insurance and reasonable attorneys’ fees, including the reasonable estimate of the allocated costs and expenses of in-house legal counsel. The total amount of the costs, expenses and fees incurred by Bank and for which Borrower shall be obligated to pay or reimburse Bank hereunder shall not exceed Five Thousand Dollars ($5,000) during the term of this Agreement; provided, however, that at all times during which an Event of Default exists hereunder, there shall be no limitation on the total amount of the costs, expenses and fees incurred by Bank for which Borrower shall be obligated to pay or reimburse Bank hereunder.

SECTION 5. NEGATIVE COVENANTS

Until all sums payable pursuant to this Agreement, the Note and the other Loan Documents have been paid in full, unless Bank otherwise consents in writing, Borrower agrees that:

5.1 Liens. Borrower will not create, assume or suffer to exist any Lien on any of its property, whether real, personal or mixed, now owned or hereafter acquired, or upon the income or profits thereof, except (a) Liens, if any, in favor of Bank, (b) Liens for taxes not delinquent and taxes and other items being contested in good faith, (c) minor encumbrances and easements on real property which do not affect its market value, (d) Liens on Borrower’s personal property in existence on the effective date of this Agreement, and (e) future purchase money security interests and security interests created under capitalized leases encumbering only the assets purchased.

5.2 Borrowings. Borrower will not sell, discount or otherwise transfer any account receivable or any note, draft or other evidence of indebtedness, except to Bank or except to a financial institution at face value for deposit or collection purposes only, and without any fees other than the financial institution’s normal fees for such services. Borrower will not borrow any money, become contingently liable to borrow money, or enter any agreement to directly or indirectly obtain borrowed money, except (a) indebtedness of Borrower existing on the effective date of this Agreement, (b) purchase money indebtedness and capitalized lease obligations of Borrower, (c) any tenant improvement allowance granted by any landlord in the ordinary course of business and (d) pursuant to agreements with Bank.

5.3 Sale of Assets, Liquidation or Merger. Borrower will not liquidate, dissolve or enter into any consolidation, merger, partnership or other combination, or convey, sell or lease all or the greater part of its assets or business, or purchase or lease all or the greater part of the assets or business of another person or entity. Nothing contained in this Section 5.3 shall be deemed to prohibit or otherwise limit the ability of Borrower to (a) sell inventory to its customers in the ordinary course of Borrower’s business or (b) engage in any sale and leaseback transaction with respect to any of its property, whether now owned or hereafter acquired.

5.4 Loans, Advances and Guaranties. Borrower will not, except in the ordinary course of business as currently conducted, make any loans or advances, become a guarantor or surety, or pledge its credit or properties.

5.5 Investments. Borrower will not purchase the debt or equity of another person or entity, except for (a) savings accounts and certificates of deposit of Bank, (b) direct U.S. Government obligations, and (c) commercial paper, short-term notes, corporate bonds, asset-backed securities and letters of credit issued by corporations with the highest ratings of Moody’s Investors Service, Inc., the Standard & Poor’s Rating Group, a division of McGraw-Hill, Inc. or any other nationally-known rating service reasonably acceptable to Bank; provided that all of such permitted investments shall mature within two (2) years of purchase.

5.6 Profitability. Borrower will not incur a net loss after taxes (excluding any extraordinary non-cash items) in any two (2) consecutive fiscal quarters during the term of this Agreement.

SECTION 6. EVENTS OF DEFAULT

The occurrence of any of the following events (collectively, “Events of Default” and individually, an “Event of Default’) shall terminate any obligation of Bank to make or continue the Loan and shall automatically, unless otherwise provided under the Note, make all sums of interest and principal and any other amounts owing under the Loan immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or any other notice or demand:

6.1 Payment Default. Borrower shall default in the due and punctual payment of the principal of or the interest on the Note or on any amounts owing under any of the Loan Documents and such default shall continue for a period of five (5) business days; or

6.2 Covenant Default. Borrower shall default in the due performance or observance of any covenant or condition contained in this Agreement or any of the other Loan Documents, and in the case of any default under Sections 4.5(a), 4.5(b), 4.5(c), 5.4 and 5.5 of this Agreement only, such default shall continue for a period of five (5) business days; or

6.3 Insolvency. Borrower shall become insolvent or fail generally to pay its or his debts as such debts become due; or

6.4 Bankruptcy Proceeding. Borrower shall commence any voluntary or involuntary proceeding under any laws relating to bankruptcy, insolvency, reorganization, arrangement, debt adjustment or debtor relief and, in the case of any involuntary proceeding only, such involuntary proceeding shall not be dismissed or discharged within sixty (60) days after the commencement thereof; or

6.5 Assignment For Benefit Of Creditors. Borrower shall make an assignment for the benefit of its creditors of any substantial part of its property; or

6.6 Appointment Of Receiver. There shall be appointed, or any proceeding shall be commenced for the appointment of, any receiver, trustee, custodian or similar official for all or substantially all of Borrower’s property and, in the case of any involuntary receivership only, such involuntary receivership shall not be dismissed or discharged within sixty (60) days after the commencement thereof; or

6.7 Dissolution Or Liquidation. Any proceeding shall be commenced for the dissolution or liquidation of Borrower; or

6.8 Termination Of Existence. Borrower’s existence shall be terminated; or

6.9 Failure to Comply. Borrower shall fail to comply with any order, judgment, injunction, decree, writ or demand of any court or other public authority and such order, judgment,

injunction, decree, writ or demand shall continue unsatisfied and in effect for a period of sixty (60) days without being vacated, discharged, satisfied or stayed or bonded pending appeal; or

6.10 Legal Process. There shall be filed or recorded against Borrower, or against the property of Borrower, any notice of levy, notice to withhold, or other legal process for taxes other than property taxes, and such notice or other legal process shall not be released, stayed, vacated, bonded or otherwise dismissed within sixty (60) days after the date of its filing or recording and is material to the Company; or

6.11 Default On Other Indebtedness. Borrower shall default on any obligation concerning the borrowing of money that is outstanding in the aggregate amount of Two Million Dollars ($2,000,000) or more; or

6.12 Judicial Liens. Any writ of attachment, execution, or other judicial lien shall be issued against Borrower, or any property of Borrower, and such writ or other judicial lien shall not be released, stayed, vacated, bonded or otherwise dismissed within sixty (60) days after the date of its issuance and is material to the Company; or

6.13 Change Of Ownership. There shall be a change in ownership or control of fifty-one percent (51%) or more of the capital stock of Borrower.

SECTION 7. GENERAL PROVISIONS

7.1 Additional Remedies. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person or entity including but not limited to Bank’s rights of setoff and banker’s lien.

7.2 Nonwaiver. Any forbearance or failure or delay by Bank in exercising any right, power or remedy hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof. No waiver shall be effective unless it is in writing and signed by an officer of Bank.

7.3 Inurement. The benefits of this Agreement and the other Loan Documents shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower, but any attempted assignment by Borrower without Bank’s prior written consent shall be null and void.

7.4 Applicable Law. his Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of California.

7.5 Severability. Should any one or more provisions of this Agreement or any other Loan Document be determined to be illegal or unenforceable, all other provisions of this Agreement or such other Loan Document shall nevertheless be effective.

7.6 Controlling Document. In the event of any inconsistency between the terms of this Agreement and any other Loan Document, the terms of such other Loan Document shall prevail.

7.7 Construction. The Section and subsection headings herein are for convenient reference only and shall not limit or otherwise affect the interpretation of this Agreement.

7.8 Amendments. This Agreement may be amended only in writing signed by all parties hereto.

7.9 Counterparts. Borrower and Bank may execute one or more counterparts to this Agreement, each of which shall be deemed an original, but all of such counterparts when taken together shall constitute one and the same agreement.

7.10 Notices. Any notices or other communications provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the parties at their respective addresses and shall be considered to have been validly given (a) upon delivery, if delivered personally, (b) upon receipt, if mailed, first class postage prepaid, with the United States Postal Service, (c) on the next business day, if sent by overnight courier service of recognized standing, or (d) upon telephoned confirmation of receipt, if telecopied. The addresses to which notices or demands are to be given may be changed from time to time by notice delivered as provided hereinabove.

7.11 Integration Clause. Except for the other Loan Documents, this Agreement constitutes the entire agreement between Bank and Borrower regarding the Loan, and all prior oral or written communications between Borrower and Bank shall be of no further effect or evidentiary value.

THIS AGREEMENT is executed on behalf of the parties by their duly authorized representatives as of the date first above written.

“Borrower”

BJ’S RESTAURANTS, INC.

By:

Title:

By:

Title:

Address For Notices:

BJ’s Restaurants, Inc.

16162 Beach Boulevard, Suite 100

Huntington Beach, California 92647

Attention: Greg Levin

                  Chief Financial Officer

Telephone No.: (714) 848-3747, extension 240

Fax No.: (714) 848-5587

“Bank”

UNION BANK OF CALIFORNIA, N.A.

By:

Title:

Address For Notices:

Union Bank of California, N.A.

Commercial Banking Group—

Metro Los Angeles Division

445 South Figueroa Street, 10th Floor

Los Angeles, California 90071

Attention: David Stassel

                  Vice President

Telephone No.: (213) 236-7768

Fax No.: (213) 236-7635